EXHIBIT 10.3

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) dated as of the 15th day of October, 2004, by and among Datrek Acquisition, Inc., a Florida corporation (the “Company”), and Stanford Venture Capital Holdings, Inc., a Delaware corporation (“SVCH”) and Datrek Professional Bags, Inc., a Tennessee corporation (“Datrek” and together with SVCH, the “Shareholders”).

RECITALS

WHEREAS, the Shareholders presently own (or have subscribed for) the number of shares of the common stock of the Company (together with all shares of capital stock of successors into which such shares may be exchanged or converted, the “Shares”) set forth on Exhibit “A” attached hereto;

WHEREAS, the Company and the Shareholders have entered into that certain Lock-Up Agreement, dated as of the date hereof (the “Lock-Up Agreement”);

WHEREAS, the Shareholders believe that it is in their mutual interests and in the best interests of the Company, among other things as set forth herein, to place reasonable obligations on the voting of the Shares and to place appropriate restrictions and safeguards upon the transfer or alienation of the Shares; and

WHEREAS, the Shareholders desire to more particularly document their understanding and agreement with respect to these and other matters.

NOW, THEREFORE, in consideration of the terms, conditions, covenants, agreements and obligations herein stated, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

AGREEMENT

1. Recitals. The foregoing recitals are true and correct, and constitute a part of this Agreement.

2. Board of Directors.

2.1 Required Directors. The Company’s Articles of Incorporation and Bylaws shall hereinafter provide that the Company shall have a Board of Directors comprised of no more than five (5) directors (the “Board”).

2.2 Election of Directors. During the Term, the Board shall be comprised of the Chief Executive Officer of the Company, Deborah Ryan and up to three persons nominated by SVCH. In addition, Dennis Ryan will be entitled to observe (but shall not be entitled to vote) at all meetings of the Board during the Term. As long as each of the Shareholders remains a shareholder in the Company, each Shareholder shall take all reasonable actions including, without limitation, voting their respective Shares to elect such persons to serve as directors of the Company. All Shareholders shall vote their Shares and take all such other actions, including giving instructions to their respective designee directors, as may be required (including without limitation, an amendment of the Company’s Bylaws and Articles of Incorporation) to effectuate the foregoing.

2.3 Replacement of Directors. In the absence of any director (by virtue of death or disability or unwillingness to serve), then the Shareholder entitled to appoint such former director shall nominate a replacement director, and the remaining directors shall vote to appoint such nominee. For purposes of this Agreement, a director shall be considered disabled if the director is unable, by reason of any physical or mental incapacity, for a period of not less than 120 consecutive days during any 12-month period to perform his duties and responsibilities to the Company in a reasonably satisfactory manner.

3. Management and Operation of the Company.

3.1 Directors. The management and operation of the Company shall be conducted by its officers as authorized by the Board as described below. Except as otherwise specifically provided herein, all decisions of the Board of Directors must be approved by a majority of the members of the Board in attendance at a duly called meeting of the Board, or by all directors pursuant to a written consent in lieu of a meeting, subject to the provisions and restrictions of the Articles of Incorporation and Bylaws of the Company and this Agreement. In the event of any conflict or inconsistency between the provisions of such Articles of Incorporation and Bylaws and the provisions of this Agreement, the provisions of this Agreement shall prevail and govern to the extent that the Articles of Incorporation and Bylaws as applicable, may be amended to conform with such requirements.

3.2 Officers. During the Term of this Agreement, the Board shall take any actions necessary to elect such persons to such offices as it may determine from time to time. These officers shall perform such duties as are from time to time assigned to them by the Board.

3.3 Shareholder Matters. Except as otherwise provided herein, none of the following actions shall be taken by the Company without the affirmative approval of a majority of the Shares entitled to vote thereon of each of the Shareholders:

(a) declaration or payment of any dividend or distribution or the like, or any redemption subsequent to the date hereof;

(b) any amendment, change or restatement of the Articles of Incorporation or the Bylaws of the Company;

(c) the dissolution, winding-up or liquidation of the Company;

(d) the entry into bankruptcy or insolvency proceedings, whether voluntary or involuntary; or

(e) the change in the business of the Company as presently conducted or as contemplated as of the date hereof.

4. Agreement to Restrictions.

4.1 Application to All Shares. All of the Shares now owned or which may hereafter be acquired by any Shareholder or any transferee of any Shareholder shall be subject to the terms and provisions of this Agreement.

4.2 Restrictive Legends. Certificates for all Shares now or hereafter issued to and held by the Shareholders shall be marked conspicuously with the following legends:

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF OR ENCUMBRANCE UPON THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS OF A SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER             , 2004. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE IN THE CORPORATE OFFICE OF DATREK ACQUISITION, INC. AND CAN BE INSPECTED UPON WRITTEN REQUEST.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (WHICH THE COMPANY MAY REQUIRE TO BE EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED).

5. Preemptive Right.

5.1 Application of Right. The Parties hereby agree that for the Term of this Agreement, each Shareholder shall have the right to purchase a pro rata percentage of common stock such Shareholder owns in the Company, in any privately placed common stock offering for cash made by the Company. This preemptive right to acquire securities shall not be applicable to (i) the issuance or sale of shares (or options therefor) to employees, directors and consultants in accordance with stock ownership or stock options plan of the Company, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise (including the dissolution of Miller Acquisition, Inc. and the subsequent distribution of shares of the common stock of the Company to SVCH and other equity holders of Miller Acquisition, Inc.).

5.2 Notice of Offering. If the Company proposes to issue further equity securities as described above, the Company shall provide thirty (30) days’ prior written notice to each Shareholder setting forth the price, terms and conditions upon which the securities are being offered. Each Shareholder shall have the right to purchase the amount of securities described in Section 5.1 above, at such price and upon such terms and conditions set forth in the notice, if within twenty days after the notice thereof, such Shareholder gives notice to the Company of his intention to exercise his preemptive right.

6. Transfer and Encumbrance of Shares.

6.1 Permitted Transferees. A Shareholder shall have the right to Transfer all or part of his or its Shares to (a) his spouse, lineal descendants or adopted children, (b) a trust established solely for the benefit of himself, his spouse and/or lineal descendants, (c) his executors, heirs, administrators or assigns by will or intestacy, upon the death of a Shareholder, (d) its subsidiary or to an entity controlled by such Shareholder (which control shall be manifested through the possession of the power to direct or cause the direction of the management and policies of such entity by ownership of voting securities or (e) pursuant to any dissolution, winding-up, liquidation or payment of any dividend or distribution or the like by Datrek (each a “Permitted Transferee”), provided, that each such Permitted Transferee agrees to be bound by this Agreement and becomes a party hereto. The transferor Shareholder (or in the case of (c) above, the executor or other representative of the transferor Shareholder, as the case may be) shall give notice to the Company of his intention to make any transfer permitted under this Section not less than 10 days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed to be made and the number of Shares proposed to be transferred to each. As used herein, “Transfer” means the transfer, sale, assignment, hypothecation, pledge or other encumbrance, in any manner or whether or not for consideration, any or all of the Shares owned by any Shareholder.

6.2 Restrictions Upon Death of a Shareholder.

(a) Upon the death of a Shareholder who is a natural person, the disposition of all of the Shares owned by the estate of the deceased Shareholder shall be subject to this Section. Within 30 days after the date of death of a deceased Shareholder, the duly appointed personal representative of the deceased Shareholder shall provide written notice of such death to both the Company and the surviving Shareholders. The personal representative of the deceased Shareholder may sell or otherwise dispose of the Shares of the deceased

Shareholder to any person or persons on any terms, subject, however, to the “Right of First Refusal” of the surviving Shareholders and the Company as provided below.

(b) Transfers by a Shareholder (or personal representative of a deceased Shareholder) under Section 6.2(a) or Section 9 hereof, shall be subject to the following provisions:

(i) The selling Shareholder or Shareholders shall first offer for sale to the remaining Shareholder(s) and the Company the subject Shares under the same terms and conditions and for the same consideration as described in a bona fide, third party offer (the “Offer”).

(ii) Upon receipt by the applicable Shareholder(s) of a copy of any written Offer, such Shareholder(s) shall have the right, exercisable at any time within 30 days after the date of receipt, to purchase all or a portion (based upon its pro rata ownership) of the subject Shares on the terms and at the price proposed in the Offer if, such Shareholder(s) delivers written notice to the selling Shareholder stating that it intends to purchase the subject Shares.

(iii) In the event that the other Shareholder(s) fail to exercise their rights to purchase all or a portion of the Shares involved in the proposed transfer specified in the Offer, then the Company shall have the right to purchase all or a portion of the subject Shares if, within 10 days after the expiration of the other Shareholders’ purchase rights, the Company delivers written notice to the selling Shareholder stating that it intends to purchase the subject Shares on the terms set forth in the Offer, except that the Company shall have the option of delivering, in lieu of the cash portion of the purchase price stated in the Offer, a promissory note (the “Note”) in the amount of the unpaid balance of the purchase price. The Note shall be payable in 36 equal monthly installments together with accrued interest until fully paid. The Note shall bear interest at the prime rate of interest listed by the Wall Street Journal on the date the Note is executed. The Note shall provide for the right to prepay any portion or the balance of the principal thereof at any time, without penalty, and the Company shall have a 30-day grace period to cure any defaults thereunder.

(iv) In the event that the Company fails to exercise its right to purchase all of the Shares involved in the proposed transfer specified in the Offer, then the transaction described in the Offer may be consummated at any time 30 days after the expiration of the Company’s purchase rights on the terms set forth in the Offer. If the transaction is not consummated within such time period, all of the subject Shares shall continue to be subject to all of the provisions of this Agreement. The transaction described in the Offer may only be consummated if the transferee identified therein agrees to be bound by and becomes a party to this Agreement and agrees to hold the subject Shares subject to the provisions of this Agreement.

7. Tag-Along Rights.

7.1 Definitions. The following terms shall have the meanings indicated exclusively for purposes of Sections 7 and 8:

(a) “Offered Shares” shall mean those Shares owned by any Shareholder representing at least 10% of the then outstanding shares of common stock of the Company that have been offered for sale to, or with respect to which an offer to purchase has been made by, a Proposed Transferee.

(b) “Proposed Transferee” shall mean a Third Party who makes an offer, or to whom an offer is made, to purchase any Offered Shares from any Shareholder.

(c) “Third Party” shall mean a person other than the Company.

7.2 Each Shareholder shall have the right to include in any sale of Offered Shares to a Third Party, upon the same terms and conditions (including, without limitation, timing of payment and price per share) offered to or by the selling Shareholder, as defined herein, a number of the Shares held by such Shareholder as herein provided. The selling Shareholder shall provide written notice to the other Shareholder(s) at least 20 days prior to the intended closing date of a proposed sale of Offered Shares to a Third Party. If the other Shareholder(s) wish to participate in the sale of Offered Shares to a Third Party it shall notify the selling Shareholder of such intention as soon as practicable after receipt of such notice and in all events within 10 days after such notice. Notwithstanding the foregoing, SVCH may sell its Shares pursuant to a market transaction without triggering the Tag-Along provisions set forth in this Section. Notwithstanding the terms of the Lock-Up Agreement, within 30 days of such transaction Datrek shall be entitled to sell in an open market transaction an amount equal to the number of shares of common stock of the Company sold by SVCH in an open market transaction multiplied by a fraction the numerator of which is the total Shares held by Datrek and the denominator of which is the number of shares of common stock of the Company held by SVCH prior to the open market transaction(s) that gave rise of such opportunity to sell free and clear of the Lock-Up Agreement.

The aggregate number of Shares that a Shareholder shall be entitled to have included in any such sale of the Offered Shares shall be determined by multiplying the total number of Shares to be purchased by the Third Party by a percentage, the numerator of which shall be the number of Shares owned by such Shareholder and the denominator of which shall be the sum of the aggregate number of then outstanding Shares owned by all selling Shareholders.

7.3 In the event of any transfer pursuant to this Section, the transferee of the Shares shall agree to hold and vote such Shares subject to all the terms of this Agreement, including this Section.

8. Drag-Along Rights.

8.1 If at any time during the Term SVCH agrees to Transfer to a Third Party or a group of Third Parties (other than in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”)) all of the shares of common stock of the Company beneficially owned by SVCH at the time of such Transfer, then Datrek (in such capacity, the “Dragged Parties”) hereby agrees that, if requested by SVCH, it will Transfer to such Third Party on the same terms and conditions (including, without limitation, time of payment and price per share, but subject to Section 8.2, below) as to be paid and given to SVCH, all of their Shares.

8.2 SVCH will give notice (the “Drag-Along Notice”) to each of the Dragged Parties of any proposed Transfer giving rise to the rights of SVCH set forth above at least 20 days prior to such Transfer. The Drag-Along Notice will set forth the name and identity of the Proposed Transferee, the proposed price per share of common stock, a copy of the purchase and sale documentation and any other relevant information. In connection with any such Transfer, the Dragged Parties shall be obligated only to make representations and warranties (and provide related indemnification) as to their respective individual ownership of Shares. If the Transfer referred to in the Drag-Along Notice is not consummated within 60 days from the date of the Drag-Along Notice, SVCH must deliver another Drag-Along Notice in order to exercise his rights under this Section with respect to such Transfer or any other Transfer.

9. Involuntary Transfers.

9.1 If an Involuntary Transfer of any of the Shares owned by one of the Shareholders shall occur (whether pursuant to (a) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (b) distraint, levy, execution or otherwise), the other Shareholders and the Company shall have the same rights of first refusal with respect thereto (the “Transferred Shares”) as if the Involuntary Transfer had been a proposed voluntary transfer by such Shareholder, governed by Section 6.2(b), except that: (i) the periods within which such rights must be exercised shall run from the earlier of the date upon which written notice of the Involuntary Transfer is received by the Company, (ii) such rights shall be exercised by notice to the involuntary transferee rather than the Shareholder who suffered the Involuntary Transfer, and (iii) the purchase price per share of the Transferred Shares shall be the “book value” thereof as determined by the independent certified public accountants of the Company, and as of the last day of the month in which the notice of the Involuntary Transfer is received by the Company. This determination of the purchase price per share shall be final and binding upon all the Parties hereto and the involuntary transferee. The fees of such valuation firm shall be split equally by the Company and the involuntary transferee. The closing of any purchase under this Section shall be held at such time and place as the Parties to the transaction may mutually agree upon. At such closing, the involuntary transferee shall deliver certificates representing the Transferred Shares being purchased by the Company, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such Transferred Shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights of others arising through the action or inaction of the involuntary transferee and the involuntary transferee shall so represent and warrant, and shall further represent and warrant that he has the authority to transfer such Transferred Shares. The Company may deliver a Note, with terms as set forth in Section 6.2(b)(iii), to the involuntary transferee evidencing the purchase price for such Transferred Shares. At such closing, all parties to the transaction shall execute such additional documents as may be reasonably requested by the Company.

9.2 In the event that the provisions of this Section shall be held to be unenforceable with respect to any particular Involuntary Transfer of Shares, the Company shall have a right of first refusal if the involuntary transferee subsequently obtains a bona fide offer for and desires to transfer such Shares, in which event the involuntary transferee shall be deemed to be the selling Shareholder under Section 6.2(b) and shall be bound by the other provisions of that Section and the related provisions of this Agreement.

9.3 “Involuntary Transfer” shall mean any Transfer, proceeding or action by or in which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or involuntary petition under the Federal Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, any transfer pursuant to a property settlement, judgment or final decree of a court incident to a divorce, dissolution of marriage or separation, or any transfer upon or occasioned by the incompetence of any Shareholder.

10. General Limitations on Transfer. Notwithstanding anything set forth herein to the contrary, no Shareholder shall sell, assign, transfer, pledge, hypothecate or otherwise encumber any of his Shares or any interest in his Shares until such Shareholder shall have notified the Company of such pending transaction and, if requested by the Company, delivered an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed transfer does not and will not violate the Securities Act and applicable securities laws of any state.

11. Conflict of Interest. Each of the Shareholders may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether or not competitive with the Company, and neither the Company nor the remaining Shareholders shall have any right by virtue of this Agreement in and to any such independent ventures or to the income or profits derived therefrom. This Agreement does not create any obligation on the part of a Shareholder to offer any such other competitive investment, operation, or management opportunities to the Company or the other Shareholders, or to account for the profits or in any other manner to the Company or the other Shareholders in connection therewith.

12. Effect of Noncompliance. In the event of any purported or attempted Transfer of Shares does not comply with the provisions of this Agreement, the purported transferee shall not be deemed to be a shareholder of the Company and any such purported or attempted Transfer shall be null and void. Accordingly, the Company shall not recognize any such transferees as a shareholder of record, nor shall the transfer agent of the Company record any such Transfer on the books and records of the Company.

13. Amendment and Termination.

13.1 Amendment. This Agreement may be amended, in whole or in party, by a written agreement signed by all of the Shareholders setting forth the changes.

13.2 Termination. The term of this Agreement (the “Term”) shall terminate upon the occurrence of any of the following events: (a) the written agreement of all of the

Parties; (b) the dissolution of the Company; or (c) the five year anniversary of the date of this Agreement.

13.3 Effect of Termination. The termination of this Agreement shall not affect any rights perfected or obligations incurred hereunder prior to the date of such termination and all agreements, obligations and other relevant provisions contained herein, or in any document, exhibit, schedule or instrument or in any other writing by any Party delivered in connection herewith, shall survive, and thereby continue in full force and effect, the termination of this Agreement.

14. Additional Agreements.

14.1 Access to Information. During the Term, the Company shall prepare and provide each of the Shareholders with quarterly and annual reports (including financial statements of the Company) and each Shareholder shall have the right to inspect the books and records of the Company during regular business hours and upon prior written notice.

14.2 Meetings of Shareholders. An annual meeting of the Shareholders for the election of directors and transaction of other business will be held on such date and at such place in such city as the Board may determine.

15. Expenses. Except as otherwise provided herein, during the Term of this Agreement, the Company shall pay any and all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the enforcement of the provisions of this Agreement. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, paralegal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

16. Miscellaneous.

16.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

16.2 Investment Representation. Each Shareholder represents that he is holding the Shares for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof. Each Shareholder understands that the Shares have not been registered under the Securities Act, or applicable state securities laws in reliance upon exemptions therefrom and the representations made herein and may not be transferred or sold without registration under the Securities Act or applicable state securities laws and, if requested by the Company, an opinion of counsel, satisfactory to the Company, that such registration is not required.

16.3 Notices. All notices, offers, acceptances, requests and other communications under or pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or deposited in the United States mail, certified or registered mail, with postage prepaid, or sent by facsimile or recognized overnight courier service to the addresses set forth on Exhibit “A” hereto. Any party may change his or its address set forth in this Section, by written notification.

16.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COMPANY ENTERING INTO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

16.5 Arbitration. Notwithstanding anything to the contrary in this Agreement, all claims or disputes relating in any way to the performance, interpretation, validity, or breach of this Agreement shall be referred to final and binding arbitration, before an arbitrator (mutually agreeable to the parties to the claim or dispute) under the arbitration rules of the American Arbitration Association (“AAA”) in Miami-Dade County, Florida, except as modified hereby. If the parties to the dispute cannot agree upon the appointment of an arbitrator, each shall appoint one arbitrator and a third arbitrator shall be selected by the two appointed arbitrators within twenty days, following the receipt of written notice of arbitration, as prescribed by AAA. In the event that both appointed arbitrators are unable to select the third arbitrator within a period of twenty days, AAA shall be permitted to submit an appointment.

The arbitrator(s) shall promptly establish a timetable for the completion of arbitration within three months of the selection of the third arbitrator. All documents, materials, and information in the possession of a party to this Agreement and in any way relevant to the claims or disputes shall be made available to the other parties for review and copying not later than 60 days after the notice of arbitration is served. To the extent that a party would be required to make confidential information available to any other, an agreement or an order shall be entered in the proceeding protecting the confidentiality of and limiting access to such information before a party is required to produce such information. Information produced by a party shall be used exclusively in the arbitration or litigation that may arise, and shall not otherwise be disclosed. The rules of AAA shall apply, except as otherwise provided herein.

The arbitrators’ award shall be in writing, made by a majority thereof, and include findings of fact and conclusions of law. Judgment upon the award rendered by the arbitrators shall be final, binding and conclusive upon the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

The arbitrators shall have the power to award (i) monetary damages, (ii) injunctive relief (preliminary and permanent), and (iii) legal fees and costs associated with the arbitration to the prevailing party. Any party against whom the arbitrators’ award shall be issued shall not, in any manner, oppose or defend against any suit to confirm such award, or any enforcement proceedings brought against such party, whether within or outside of the United States, with respect to any judgment entered upon the award, and such party hereby consents to the entry of a judgment against such party, in the full amount thereof, or other relief granted therein, in any court of competent jurisdiction in which such enforcement is sought. The party against whom the arbitrators’ award is issued shall pay the arbitrators’ fees and each of the parties hereto hereby consents to the jurisdiction of any applicable court of general jurisdiction located in the United States with respect to the entry of such judgment and each irrevocably submits to the jurisdiction of such courts and waives any objection it may have to either the jurisdiction or venue of such court.

Notwithstanding the foregoing, the parties may at any time seek injunctive relief in a court of law in order to enforce the provisions of this Agreement.

16.6 Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of all parties.

16.7 Partial Invalidity. In the event that any provision of this Agreement is held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court or the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

16.8 Entire Agreement. This Agreement, along with the Lock-Up Agreement, contains the entire agreement of the Parties hereto with respect to governance of the Company and resale of the Shares and supersedes all other agreements entered into by the Shareholders governing the purchase, sale and voting of Shares.

16.9 Waiver. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

16.10 New Parties. The Company shall not record a transfer of Shares from any Shareholder to any person not a party hereto unless such person shall execute an acknowledgment of the terms hereof and an agreement to be bound hereby. Upon execution of any such form, such new shareholder shall be considered a Shareholder and shall be deemed for all purposes to be a party hereto, and shall be subject to all the obligations and entitled to all the benefits created hereby with respect to Shareholders.

16.11 Counterparts. This Agreement may be signed in one or more counterparts, each of which when so executed shall be deemed an original and together shall constitute one and the same instrument.

16.12 Specific Performance. The parties declare that it is impossible to measure in money the damages that would accrue to a party by reason of another party’s failure to perform any of the obligations hereunder. Each party hereto therefore consents to an order of specific performance with respect to any of its obligations hereunder. Any party against whom an order for specific performance is sought hereby waives any claim or defense therein that the moving party has an adequate remedy at law or that money damages would provide an adequate remedy. It shall, however, be the election of the moving party as to whether or not to seek specific performance. An order for specific performance shall be among the remedies that can be granted pursuant to an arbitration instituted under Section 16.4 hereof and enforced by any court of competent jurisdiction. Additionally, solely for the purpose of provisional relief prior to the commencement of the arbitration process provided for in Section 16.4 hereof or pending a determination on the merits pursuant to such arbitration process, any party hereto may seek from an appropriate court injunctive relief, trustee process, attachments, equitable attachments or similar relief.

16.13 Assignment by Company. With the consent of the Board, the Company may assign its rights and/or obligations under this Agreement to one or more Shareholders; provided, however, in all events the Company shall remain liable for the performance by such assignee of the Company’s obligations so assigned.

16.14 Variations in Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent persons or entity or entities may require.

16.15 Further Documentation. The parties shall execute and deliver any other certificates, instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby and the purpose and intent hereof.

16.16 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

THE COMPANY:

DATREK ACQUISITION, INC.

By:	/s/ MICHAEL S. HEDGE
Name:	Michael S. Hedge
Title:	President

SHAREHOLDERS:

STANFORD VENTURE CAPITAL HOLDINGS, INC.

By:	/s/ JAMES M. DAVIS
James M. Davis
President

DATREK PROFESSIONAL BAGS, INC.

By:	/s/ DEBORAH RYAN
Name:	Deborah Ryan
Title:	President

JOINDER AND ACCEPTANCE

Each of the undersigned, intending to be legally bound, and understanding that the Company and SVCH have entered into this Agreement, covenants that the undersigned shall be bound by the terms and conditions contained in the Agreement.

The undersigned have executed this Joinder and Acceptance as of the date first above written.

By:	/s/ DEBORAH RYAN
Deborah Ryan

By:	/s/ DENNIS RYAN
Dennis Ryan

EXHIBIT “A”

(ii) COMPANY SHAREHOLDERS

Shareholder Name and Address	Number of Shares	Percentage Ownership
Stanford Venture Capital Holdings, Inc.	4,500,000	67.2%
Datrek Professional Bags, Inc.	2,200,000	32.8%